UMB SCOUT FUNDS
EXHIBIT 12(C) TO FORM N-CSR

                              AMENDED AND RESTATED
                                 UMB SCOUT FUNDS
                       DISCLOSURE CONTROLS AND PROCEDURES

I.   INTRODUCTION

     A.   ESTABLISHMENT

     The principal executive officer and the principal financial officer of the UMB Scout Funds (hereinafter, the "Funds") have established these Disclosure Controls and Procedures ("Procedures") for the purposes hereinafter described.

     B.   PURPOSES OF THE PROCEDURES

     These Procedures are designed to ensure that material information relating to the Funds is made known to the principal executive officer and the principal financial officer of the Funds by others within the Funds as well as their service providers, particularly during the period in which the periodic reports of the Funds are being prepared, as a basis for making the certifications ("Certifications") required to accompany those reports pursuant to:

          1.   the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

          2. Rule 30a-2 and Form N-CSR under the Investment Company Act of 1940, as amended (the "1940 Act");

          3.   Rule 30b1-5 and Form N-Q under the 1940 Act; and

          4. Rule 15d-15 under the Securities Exchange Act of 1934, as amended.

     C.   DEFINITIONS

          1.   "DISCLOSURE CONTROLS AND PROCEDURES" OR "PROCEDURES"

          The term "Disclosure Controls and Procedures" or "Procedures" means controls and other procedures of the Funds that are designed to ensure that information required to be disclosed by the Funds in the Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission ("SEC"). Disclosure Controls and Procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Funds in the Reports is accumulated and communicated to the Funds' management, including their principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

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          2.   "FAIR PRESENTATION" OR "FAIRLY PRESENT"

          "Fair Presentation" of each Fund's financial condition, results of operations and cash flows encompasses:

               a.   Selection of appropriate accounting policies;

               b.   Proper application of appropriate accounting policies;

               c. Disclosure of financial information that is informative and reasonably reflects the underlying transactions and events; and

               d. Inclusion of any additional disclosure necessary to provide investors with a materially accurate and complete picture of an issuer's financial condition, results of operations, and cash flows.

          3.   "FRAUD"

          "Fraud" means any fraud, whether or not material, which involves any person who has a significant role in the Funds' Internal Control over Financial Reporting, or any other material fraud.

          4.   "INTERNAL CONTROL OVER FINANCIAL REPORTING"

          "Internal Control over Financial Reporting" means the process designed by, or under the supervision of, the Funds' principal executive officer and principal financial officer, or persons performing similar functions, and effected by the Funds' Board of Trustees, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

               a. pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of each Fund;

               b. provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of each Fund are being made only in accordance with authorizations of management and the Funds' Board of Trustees; and

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               c.   provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a Fund's assets that could have a material effect on a Fund's financial statements.

          5.   "MATERIAL CHANGES"

          "Material Changes" means any change in the Funds' Internal Control over Financial Reporting that materially affects or is reasonably likely to materially affect the Funds' Internal Control over Financial Reporting.

          6.   "MATERIAL WEAKNESSES"

          "Material Weaknesses" means any material weaknesses in Internal Control over Financial Reporting.

          7.   "REPORTS"

          "Reports" means semi-annual reports on Form N-CSR and reports filed on Form N-Q each first and third fiscal quarter.

          8.   "SIGNIFICANT DEFICIENCIES"

          "Significant Deficiencies" means all significant deficiencies in the design or operation of Internal Control over Financial Reporting that could adversely affect a Fund's ability to record, process, summarize, and report financial data.

II.  DISCLOSURE COMMITTEE

     A.   ESTABLISHMENT AND MEMBERSHIP

     There is hereby established a Disclosure Committee which shall oversee and evaluate the Procedures on behalf of each of the Funds. The members of the Disclosure Committee shall be appointed by the principal executive officer of the Funds. The initial members shall consist of certain of the Fund officers and representatives of the departments and/or organizations, as listed below. The principal executive officer shall have the authority to add, remove or replace members as deemed necessary and appropriate.

          1.   Principal Executive Officer;

          2.   Principal Financial Officer;

          3.   Chief Investment Officer of Investment Adviser;

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          4.   Legal Representative of Investment Adviser;

          5.   Compliance Officer of Funds;

          6.   Representative of Fund Accountant;

          7.   Representative of Fund Custodian;

          8.   Legal Representative of Fund Administrator.

     B.   DUTIES AND POWERS

     The Disclosure Committee shall perform the following functions:

     1. Take such steps it deems necessary to ensure the accuracy and completeness of the Reports, and meet as frequently as deemed necessary to evaluate the Procedures and determine whether any changes to the Procedures are necessary or advisable in connection with the preparation of the Reports. At a minimum, the Disclosure Committee shall evaluate the effectiveness of the Procedures as of a date within 90 days prior to the filing date of each Report. A single evaluation of the effectiveness of the Procedures for all of the Funds can be used in multiple certifications for the Funds in the family, as long as the evaluation has been performed within 90 days of the filing date of the applicable Report.

     2. Review all information deemed relevant and necessary to permit the principal executive officer and principal financial officer to make required certifications in connection with the Reports, which may include, but need not be limited to, examining the internal control and disclosure control procedures of each Fund and relevant service provider, reviewing drafts of the applicable Reports and obtaining sub-certifications from Fund service providers where appropriate.

     3. Require any Fund or service provider to take corrective measures in order to carry out the purposes, or improve the efficiency, of these Procedures;

     4. Communicate to the Funds' auditors and audit committees any Significant Deficiencies, Material Weaknesses, Material Changes, or Fraud.

     5. In discharging its duties, the Disclosure Committee shall consult, when appropriate, with counsel, independent auditors and/or other persons knowledgeable about financial reporting.

     C.   ALTERNATIVE PROCEDURES FOR FORM N-Q

     In lieu of meeting to discuss the accuracy and completeness of each Form N-Q, members of the Disclosure Committee representing the Investment Advisor, the Fund Accountant and the Custodian (i) shall review a draft of the Form N-Q, which shall be circulated prior to the filing of each such

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     Form N-Q, and (ii) shall provide to the principal executive officer and principal financial officer the representations, each in the form attached to these Procedures as Exhibit 1, of the Investment Advisor, the Fund Accountant and the Custodian as to whether the Form N-Q fairly presents in all material respects the investments of each Fund as of the end of the fiscal quarter for which the Report is filed.

     D. RECORDS

     The Disclosure Committee shall keep minutes of all of its meetings and permanently retain such minutes as well as all certifications received in connection with the review of any Reports, with the official records of the Funds.


III. DISCLOSURE TO AUDITORS AND AUDIT COMMITTEE

     Prior to filing any Report based on the most recent evaluation, the principal executive officer and the principal financial officer shall disclose to the Funds' independent auditors and the Audit Committee of the Board of Directors/Trustees:

          a.   All Significant Deficiencies;

          b.   Any Material Weaknesses; and

          c.   Any Fraud.

IV.  SIGNATURE OF CERTIFICATION

     The principal executive officer and the principal financial officer of the Funds may not have the Certification signed on his or her behalf pursuant to a power of attorney or other form of confirming authority.

V.   STANDARDS OF FAIR PRESENTATION

     A. The Certification regarding Fair Presentation of financial statements and other financial information is not limited to a representation that the financial statements and other financial information have been presented in accordance with "generally accepted accounting principles" and is not otherwise limited by reference to generally accepted accounting principles. "Fair Presentation" is intended to provide assurances that the financial information disclosed in a report, viewed in its entirety, meets a standard of overall material accuracy and completeness that is broader than financial reporting requirements under generally accepted accounting principles.

     B. The financial disclosure to which the Certification of Fair Presentation applies includes financial statements (including footnote disclosure), selected financial data, management's discussion and analysis of financial condition and results of operations and other financial information in a report.

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VI.  MAINTENANCE AND AMENDMENT

     A. The Procedures shall be maintained by the principal executive officer and the principal financial officer of the Funds, who may amend the Procedures from time to time as they collectively deem necessary, desirable or appropriate to fulfill the purpose of these Procedures, or as may be permitted or required by applicable law, regulation or interpretation thereof.

     B. The principal executive officer and the principal financial officer of the Funds shall amend the Procedures (including Internal Control over Financial Reporting) to address any Significant Deficiencies or Material Weaknesses identified in an evaluation. Such amendments shall be made prior to the next evaluation date.

     C. Any amendments to the Procedures or other Material Changes shall be reported to the Audit Committee of the Board of Directors/Trustees of the Funds at the next regular meeting of such Committee.


                                                  /S/ JAMES L. MOFFETT
                                                  ----------------------------
                                                  James L. Moffett,
                                                  Chairman and President
                                                  (principal executive officer)


                                                  /S/ C. WARREN GREEN
                                                  ----------------------------
                                                  C. Warren Green, Treasurer
                                                  (principal financial officer)

Adopted and Approved
as of February 11, 2003

Amended and Restated
as of August 14, 2003

Amended and Restated
as of December 1, 2004

Amended and Restated
as of August 23, 2005

Amended and Restated
as of August 08, 2008


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EXHIBIT 1

                              REPRESENTATION LETTER

James L. Moffett,
Principal Executive Officer,
UMB Scout Funds

C. Warren Green,
Principal Financial Officer,
UMB Scout Funds

Re:         Form N-CSR

Dear Mr. Moffett and Mr. Green:

The undersigned is providing this Representation Letter in its capacity as [investment adviser] for the UMB Scout Funds (the "Funds"), in connection with the filing by the Funds of Form N-CSR for the fiscal year ended [_June 30, 2008_] (the "Reports").

         1. The undersigned has developed, implemented and maintains disclosure controls and procedures relating to its involvement in the preparation of the Reports. A copy of these procedures [is attached hereto][has been previously provided]. The controls and procedures have been designed to ensure that material information relating to the Funds that is compiled by the undersigned in its capacity as [investment adviser] is properly reflected in the Reports.

         2. The undersigned has evaluated the effectiveness of the above-referenced controls and procedures as of a date within 90 days prior to the date hereof, and has concluded that the attached controls and procedures are effective. There have been no material changes to such controls and procedures subsequent to the date of the evaluation that could adversely affect such controls and procedures.

         3. There were no material violations of such controls and procedures in connection with the preparation of the Reports which could materially adversely affect the Reports.

         4. There was no fraud, whether or not material, that involved management or other employees of the undersigned who had a material role in the internal controls and procedures.

         5. The undersigned has received and has had an opportunity to review the Reports and hereby represents that, based on its knowledge, the schedules of investments included in each Report fairly present in all material respects the investments of the respective Funds as of the end of the fiscal year for which the Reports are being filed.

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         The foregoing representation is subject to the terms of the [Investment
Advisory] Agreement between [Scout Investment Advisors, Inc. on behalf of] the Funds and the undersigned. In connection herewith, the undersigned has relied upon and assumed, without investigation or independent verification, the accuracy and completeness of the information, data and instructions provided to us by management of the Funds and others, including, but not limited to the Funds' other service providers, the Funds' independent accountants, pricing services and Fund counsel.

         This Representation Letter relates, and is being provided, solely to the Funds and their Principal Executive Officer and Principal Financial Officer, and may not be relied upon by any other party.

Very truly yours,

[SCOUT INVESTMENT ADVSIORS, INC.]


By:










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